EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

                              AUTO EUROPE, LLC (DE)
                             AE LICENSING, LLC (DE)
                             CRUISES ONLY, LLC (DE)
                              TRAVEL 800, LLC (DE)
                               CRUISES, INC. (NY)
                              D-FW TOURS, INC. (TX)
                       D-FW TRAVEL ARRANGEMENTS, INC. (TX)